EXHIBIT 11

                     TRANSPORT CORPORATION OF AMERICA, INC.
                 Computation of Net Earnings per Weighted Common
                           and Common Equivalent Share
                                   (unaudited)

                                                        Three months ended September 30,
                                                        --------------------------------
                                                             1996            1995
                                                        ------------      --------------
Weighted average number of common
     shares outstanding                                    6,428,176       6,363,524

Dilutive effect of outstanding stock
     options and warrants                                    276,392         361,792

            Weighted average number of common and
                common equivalent shares outstanding       6,704,568       6,725,316
                                                          ----------      ----------

            Net earnings                                  $2,119,071      $1,859,731
                                                          ----------      ----------

            Net earnings per weighted common and
                common equivalent share                   $     0.32      $     0.28
                                                          ----------      ----------


                                                        Nine months ended September 30,
                                                        -------------------------------
                                                             1996             1995
                                                        ------------      -------------

Weighted average number of common
     shares outstanding                                    6,423,617       6,341,037

Dilutive effect of outstanding stock
     options and warrants                                    289,122         366,470

            Weighted average number of common and
                common equivalent shares outstanding       6,712,739       6,707,507
                                                          ----------      ----------

            Net earnings                                  $4,560,989      $4,763,143
                                                          ----------      ----------

            Net earnings per weighted common and
                common equivalent share                   $     0.68      $     0.71
                                                          ----------      ----------